Exhibit 3.1 - Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Special Rights and the Qualifications, Limitations, Restrictions, and Other Distinguishing Characteristics of Series A Preferred Stock and Series B Preferred Stock of One Price Clothing Stores, Inc.



                   CERTIFICATE OF DESIGNATION, NUMBER, POWERS,
                PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL
                AND OTHER SPECIAL RIGHTS AND THE QUALIFICATIONS,
 LIMITATIONS, RESTRICTIONS, AND OTHER DISTINGUISHING CHARACTERISTICS OF SERIES A
                          PREFERRED STOCK AND SERIES B
                                 PREFERRED STOCK
                                       OF
                         ONE PRICE CLOTHING STORES, INC.

                                     * * * *

          Adopted in accordance with the provisions of ss.151(g) of the General Corporation Law of the State of Delaware

                                     * * * *


                  Leonard M. Snyder, being the Authorized Director of One Price Clothing Stores, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:
                  FIRST:  The  name  of the  corporation  is One  Price
Clothing  Stores,  Inc.  (hereinafter  the "Corporation").
                  SECOND: The Certificate of Incorporation, as amended, of the Corporation (the "Certificate of Incorporation") authorizes the issuance of 500,000 shares of Preferred Stock, par value $0.01 per share, of the Corporation and expressly vests in the Board of Directors of the Corporation (the "Board") the authority provided therein to issue all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participation, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued.
                  THIRD: The Board, pursuant to the authority expressly vested by the Certificate of Incorporation, as amended, has adopted the following resolution creating Series A and Series B issue of Preferred Stock:
                           "BE IT RESOLVED, that the issuance of two series of
                  Preferred Stock of One Price Clothing Stores, Inc. (the "Corporation") is hereby authorized, and the designation, voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of the shares of such series, in addition to those set forth in the Certificate of Incorporation of the Corporation, as amended are hereby fixed as follows:

A.       Designation of Series A Preferred Stock.

                  Section 1. Designation. The distinctive serial designation of such series is "Series A Preferred Stock" ("Series A Preferred"). Each share of Series A Preferred shall be identical in all respects to every other share of Series A Preferred.

                  Section 2. Number of Shares. The number of authorized shares of Series A Preferred shall be 100. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock less the number of shares of Preferred Stock then outstanding) or decreased (but not below the number of shares of Series A Preferred then outstanding) by the Board of Directors. Shares of Series A Preferred that are purchased or otherwise acquired by the Corporation shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

                  Section 3. Dividends. If and when the Board of Directors declares a cash dividend on the shares of Common Stock, then the holders of Series A Preferred shall be entitled to receive, out of funds legally available therefor, after and subject to the payment in full of all amounts required to be distributed to the holders of any other Preferred Stock of the Corporation ranking prior and in preference to the Series A Preferred, a cash dividend per share equal to the amount such holders would have received had such holder converted his, hers or its Series A Preferred into Common Stock immediately prior to such distribution.

                  Section 4. Liquidation. In the event of any merger, sale, voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, in money or money's worth, after and subject to the payment in full of all amounts required to be distributed to the holders of any other Preferred Stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred upon such liquidation, dissolution or winding up, an amount equal to the amount such holder would have received had such holder converted his, hers or its Series A Preferred into Common Stock immediately prior to such distribution.

                  Section 5. Mandatory Conversion. Immediately upon the effectiveness of an amendment to the Certificate of Incorporation which has the effect of increasing the number of shares of Common Stock that the Corporation is authorized to issue to a number sufficient to provide for the issuance of shares of Common Stock upon conversion of all of the then issued and outstanding shares of Series A Preferred in accordance with the terms hereof, each share of Series A Preferred shall be automatically converted into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock into which each share of Series A Preferred is convertible shall equal the Conversion Rate in effect at such time. The initial Conversion Rate shall be 119,645, subject to adjustment as provided in Section A.6 hereof. Upon such automatic conversion, all shares of Series A Preferred which shall have been converted as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate. Each certificate previously representing shares of Series A Preferred shall thereafter represent only the right to receive a certificate representing the number of shares of Common Stock into which the shares of Series A Preferred previously represented by such certificate have been converted. At the Corporation's request, each holder of a certificate previously representing shares of Series A Preferred shall surrender such certificates to the Corporation in exchange for a certificate representing the number of shares of Common Stock into which the shares of Series A Preferred previously represented by such certificate have been converted.

                  Section 6. Anti-Dilution Provisions. The Conversion Rate shall be subject to adjustment from time to time in accordance with this Section A.6.

                  (a) Dividend; Stock Splits. In case the Corporation shall at any time (i) subdivide the outstanding Common Stock or (ii) issue a dividend on its outstanding Common Stock payable in shares of Common Stock, the Conversion Rate in effect immediately prior to such dividend or combination shall be proportionately increased by the same ratio as the subdivision or dividend. In case the Corporation shall at any time combine its outstanding Common Stock, the Conversion Rate in effect immediately prior to such combination shall be proportionately decreased by the same ratio as the combination.

                  (b) Organic Change. If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Series A Preferred shall have the right to acquire and receive upon conversion of the Series A Preferred such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon conversion of the Series A Preferred at the Conversion Rate then in effect.

                  Section 7. Voting Rights. Each issued and outstanding share of Series A Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series A Preferred is convertible (as adjusted from time to time pursuant to Section A.6), at each meeting of stockholders of the Corporation (or pursuant to any action by written consent) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law or by the provisions establishing any other series of Preferred Stock, holders of Series A Preferred shall vote together with the holders of Common Stock as a single class.

                  Section 8. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of the Certificate of Incorporation or Bylaws that would alter or change the preferences or special rights of the Series A Preferred without the prior written consent of the holders of a majority of the Series A Preferred outstanding at the time such action is taken.

                  Section 9. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Series A Preferred. Upon the surrender of any certificate representing Series A Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series A Preferred represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

                  Section 10. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series A Preferred represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

                  Section 11. Redeemed or Otherwise Acquired Shares. Any shares of Series A Preferred that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries by reason of repurchase, conversion or otherwise shall be automatically and immediately canceled and shall not be reissued, sold or transferred as shares of Series A Preferred. The Corporation (without the need for stockholder action) may thereafter take such appropriate action as may be necessary to reduce the authorized shares of Series A Preferred accordingly.

                  Section 12. Other Terms. Shares of Series A Preferred shall be subject to the other terms, provisions and restrictions set forth in the Certificate of Incorporation with respect to the shares of Preferred Stock of the Corporation.

B.       Designation of Series B Preferred Stock.

                  Section 1. Designation. The distinctive serial designation of such series is "Series B Preferred Stock" ("Series B Preferred"). Each share of Series B Preferred shall be identical in all respects to every other share of Series B Preferred.

                  Section 2. Number of Shares. The number of authorized shares of Series B Preferred shall be 3,500. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock less the number of shares of Preferred Stock then outstanding) or decreased (but not below the number of shares of Series B Preferred then outstanding) by the Board of Directors. Shares of Series B Preferred that are purchased or otherwise acquired by the Corporation shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

                  Section 3.    Dividends.
                                ---------

                  (a) General Obligation. When and as declared by the Corporation's board of directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends in cash to the holders of the Series B Preferred as provided in this Section 3. Dividends on each share of the Series B Preferred (a "Series B Preferred Share") shall accrue on a daily basis at the rate of seven percent (7.0%) per annum of the sum of (x) the Liquidation Value thereof plus (y) all dividends which have accumulated thereon pursuant to Section B.3(b) below (and are then unpaid) from and including the date of issuance of such Series B Preferred Share to and including the first to occur of (i) the date on which the Liquidation Value of such Series B Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Series B Preferred Share by the Corporation or (ii) the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Series B Preferred Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Series B Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series B Preferred Share.

                  (b) Dividend Reference Dates. To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning June 30, 2003 (the "Dividend Reference Dates"), all dividends which have accrued on each Series B Preferred Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Series B Preferred Share until paid to the holder thereof.

                  (c) Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Preferred Shares, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series B Preferred Shares held by each such holder.

                  Section 4. Priority of Series B Preferred Shares on Dividends and Redemptions. So long as the Series B Preferred remain outstanding, without the prior written consent of the holders of a majority of the outstanding Series B Preferred Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities; provided that the Corporation may repurchase shares of common stock from present or former employees of the Corporation and its Subsidiaries in accordance with arrangements and agreements which have been approved by the Corporation's board of directors.

                  Section 5. Liquidation. Upon any Sale of the Corporation, liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series B Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Series B Preferred Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Series B Preferred shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of Series B Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 5 then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series B Preferred Shares held by each such holder. Not less than 20 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series B Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Series B Preferred Share in connection with such liquidation, dissolution or winding up.

                  Section 6.  Redemptions.
                              -----------

                  (a) Optional Redemptions. The Corporation may at any time and from time to time before the Scheduled Redemption Date redeem all or any portion of the Series B Preferred then outstanding. Upon any such redemption, the Corporation shall pay a price per Series B Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon).

                  (b) Redemption in Connection With Sale of the Corporation. If a Sale of the Corporation has occurred or the Corporation obtains knowledge that a Sale of the Corporation is proposed to occur, the Corporation shall give prompt written notice of such Sale of the Corporation describing in reasonable detail the material terms and date of consummation thereof to each holder of Series B Preferred, but in any event such notice shall not be given later than five (5) days after the occurrence of such Sale of the Corporation, and the Corporation shall give each holder of Series B Preferred prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of a majority of the Series B Preferred then outstanding may require the Corporation to redeem all or any portion of the Series B Preferred owned by such holders at a price per Series B Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) twenty-one (21) days after receipt of the Corporation's notice and (b) five (5) days prior to the consummation of the Sale of the Corporation (the "Expiration Date"). The Corporation shall give prompt written notice of any such election to all other holders of Series B Preferred within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) ten (10) days after receipt of such second notice to request redemption hereunder (by giving written notice to the Corporation) of all or any portion of the Series B Preferred owned by such holder. Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Series B Preferred specified therein on the later of (a) the occurrence of the Sale of the Corporation or (b) five days after the Corporation's receipt of such election(s). If any proposed Sale of the Corporation does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, the Corporation shall give prompt written notice thereof to each holder of Series B Preferred and any holder of Series B Preferred may rescind or modify such holder's request for redemption or may request redemption hereunder by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

                  (c) Redemption Payments. For each Series B Preferred Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Series B Preferred Share) an amount in immediately available funds equal to the Liquidation Value of such Series B Preferred Share (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of Series B Preferred on any Redemption Date are insufficient to redeem the total number of Series B Preferred to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Series B Preferred pro rata among the holders of the Series B Preferred to be redeemed based upon the aggregate Liquidation Value of such Series B Preferred held by each such holder (plus all accrued and unpaid dividends thereon). At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series B Preferred, such funds shall immediately be used to redeem the balance of the Series B Preferred which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed and, until such balance has been so redeemed in full, no Junior Securities of the Corporation shall be redeemed and no dividends shall be paid thereon.

                  (d) Notice of Redemption. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of any Series B Preferred Share to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Series B Preferred represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series B Preferred shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Series B Preferred.

                  (e) Determination of the Number of Each Holder's Shares to be Redeemed. Except as otherwise provided herein, the number of Series B Preferred to be redeemed from each holder thereof in redemptions hereunder shall be the number of Series B Preferred determined by multiplying the total number of Series B Preferred to be redeemed times a fraction, the numerator of which shall be the total number of Series B Preferred then held by such holder and the denominator of which shall be the total number of Series B Preferred then outstanding.

                  (f) Dividends After Redemption Date. No Series B Preferred Share shall be entitled to any dividends accruing after the date on which the Liquidation Value of such Series B Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Series B Preferred Share. On such date, all rights of the holder of such Series B Preferred Share shall cease, and such Series B Preferred Share shall no longer be deemed to be issued and outstanding.

                  Section 7. Voting Rights. Except as otherwise provided herein and as otherwise required by applicable law, the Series B Preferred shall have no voting rights; provided that each holder of Series B Preferred shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.

                  Section 8. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Series B Preferred. Upon the surrender of any certificate representing Series B Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Series B Preferred Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series B Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series B Preferred represented by the surrendered certificate.

                  Section 9. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series B Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Series B Preferred Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series B Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

                  Section 10. Redeemed or Otherwise Acquired Shares. Any shares of Series B Preferred that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries by reason of repurchase, conversion or otherwise shall be automatically and immediately canceled and shall not be reissued, sold or transferred as shares of Series B Preferred. The Corporation (without the need for stockholder action) may thereafter take such appropriate action as may be necessary to reduce the authorized shares of Series B Preferred accordingly.

                  Section 11. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of the Certificate of Incorporation or Bylaws that would alter or change the preferences or special rights of the Series B Preferred without the prior written consent of the holders of a majority of the Series B Preferred outstanding at the time such action is taken.

                  Section 12. Other Terms. Shares of Series B Preferred shall be subject to the other terms, provisions and restrictions set forth in the Certificate of Incorporation with respect to the shares of Preferred Stock of the Corporation.

C. Definitions. The following terms shall have the meanings specified:

                  "Common Stock" means, collectively, the Corporation's Common Shares, par value $0.01 per share.

                  "Junior Securities" means, collectively, the Common Stock, the Series A Preferred, and any capital stock or other equity securities of the Corporation, except for the Series B Preferred.

                  "Liquidation Value" of any Series B Preferred Share as of any particular date shall be equal to $1,000.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Preferred Stock" means, collectively, the Corporation's preferred stock, par value $0.01 per share, and any capital stock of any class of the Corporation hereafter authorized which is limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

                  "Redemption Date" as to any Series B Preferred Share means the date specified in the notice of any redemption at the Corporation's option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Series B Preferred Share (plus all accrued and unpaid dividends thereon) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

                  "Sale of the Corporation" means (i) any sale, transfer or issuance or series of sales, transfers and/or issuances of capital stock of the Corporation (including, without limitation, a merger or consolidation of the Corporation with any other corporation) by the Corporation or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act), other than the holders of Series A Preferred as of June 26, 2003, owning capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's board of directors, and (ii) any sale or transfer of all or substantially all of the assets of the Corporation and its Subsidiaries in any transaction or series of transactions (other than sales in the ordinary course of business).

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

                  "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

                  FOURTH: The Series A Preferred Stock and Series B Preferred Stock shall be created upon filing this Certificate of Designation.

*          *          *          *          *          *          *           *

                  IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Designation to the Certificate of Incorporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand as of the date first written above.
                                                ONE PRICE CLOTHING STORES, INC.,
                                                   a Delaware corporation


                              By: /s/Leonard M. Snyder
                                  ----------------------------------------
                                  Leonard M. Snyder
                                  Executive Chairman and Chief Executive Officer